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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement on Form N-4, No. 333-177380 of RiverSource(R) Retirement Group Annuity Contract I of our report dated February 24, 2012 relating to the financial statements of RiverSource Life Insurance Company and to the use of our report dated April 20, 2012 with respect to the financial statements of RiverSource Variable Account 10, which appear in such Registration Statement.
We also consent to the reference to us as experts under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

                                                  /s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
April 20, 2012

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            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firms" in the Statement of Additional Information and to the use of our report dated February 23, 2011 with respect to the consolidated financial statements of RiverSource Life Insurance Company and to the use of our report dated April 22, 2011 with respect to the financial statements of RiverSource Variable Account 10 included in Pre-Effective Amendment No. 2 to the Registration Statement (Form N-4, No. 333-177380) for the registration of the RiverSource(R) Retirement Group Annuity Contract I offered by RiverSource Life Insurance Company.

                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 20, 2012